                                                                  EXHIBIT 23 (B)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of MangoSoft, Inc. on Form S-8 of our report dated March 9, 2001, appearing in the Annual Report on Form 10-KSB of Mangosoft, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 5, 2001